Exhibit 5.1

September 28, 2018

CyrusOne Inc.

2101 Cedar Springs Road, Suite 900

Dallas, TX 75201

Re:             Registration Statement on Form S-3 (File No. 333-211114)

Ladies and Gentlemen:

We have served as Maryland counsel to CyrusOne Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the sale and issuance by the Company of up to an aggregate of 11,700,000 shares (the “Shares”) of common stock, $0.01 par value per share (“Common Stock”), of the Company (including 1,200,000 Shares issued pursuant to the exercise of an overallotment option granted to the Underwriters (as defined below) and up to 5,000,000 Settlement Shares (as defined below)), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  The Shares are to be issued pursuant to (i) the Underwriting Agreement, dated September 25, 2018 (the “Underwriting Agreement”), by and among the Company, CyrusOne GP, a Maryland statutory trust, CyrusOne LP, a Maryland limited partnership, Morgan Stanley & Co. LLC, in its capacity as Forward Purchaser (the “Forward Purchaser”) and in its capacity as the Forward Seller, and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, for themselves and as representatives of the other Underwriters named in Schedule I thereto (collectively, the “Underwriters”), and (ii) the letter agreement, dated September 25, 2018 (the “Forward Sale Agreement” and, together with the Underwriting Agreement, the “Agreements”), between the Company and the Forward Purchaser. The Shares sold by the Company pursuant to the Underwriting Agreement are referred to herein as the “Company Shares,” and the Shares sold by the Company pursuant to the Forward Sale Agreement are referred to herein as the “Settlement Shares.”

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

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September 28, 2018

2.                                      The Prospectus Supplement, dated September 25, 2018 (the “Prospectus Supplement”), in the form in which it was transmitted to the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.                                      The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                                      The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                      Resolutions adopted by each of the Board of Directors of the Company and a duly authorized committee thereof, relating to, among other matters, the authorization of the sale, issuance and registration of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.                                      The Agreements;

8.                                      A certificate executed by an officer of the Company, dated as of the date hereof; and

9.                                      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect

CyrusOne Inc.

September 28, 2018

relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                      The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

6.                                      Upon the issuance of any of the Settlement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      The issuance of the Company Shares pursuant to the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the Resolutions, the Registration Statement and the Prospectus Supplement, the Company Shares will be validly issued, fully paid and nonassessable.

3.                                      The issuance of the Settlement Shares, if any, pursuant to the Forward Sale Agreement has been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered by the Company against payment therefor in accordance with the terms of the Forward Sale Agreement, the Resolutions, the Registration Statement and the Prospectus Supplement, the Settlement Shares, if any, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The

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September 28, 2018

opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”).  We hereby consent to the filing of this opinion as an exhibit to the Current Report, the incorporation by reference of this opinion into the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP